AMENDED AND RESTATED BY-LAWS
OF MAXIMUS, INC.
Adopted by the Board of Directors on June 10, 2025.
Effective June 10, 2025.
ARTICLE I

SHAREHOLDERS
SECTION 1.    Place of Meetings. All meetings of Shareholders shall be held at the principal office of the Corporation or at such other place as may be named in the notice.
SECTION 2.    Annual Meeting. The annual meeting of Shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour and place as the directors or an officer designated by the directors may determine.
SECTION 3.    Special Meetings. Special meetings of the Shareholders may be called at any time by the Chief Executive Officer or a majority of the Board of Directors.
SECTION 4.    Notice of Meetings. Except where some other notice is required by law, written notice of each meeting of Shareholders, stating the place, date and hour thereof, shall be given by the Secretary under the direction of the Board of Directors or the Chief Executive Officer, not less than ten (10) nor more than sixty (60) days before the date fixed for such meeting, to each Shareholder of record entitled to vote at such meeting, except that notice of a Shareholders’ meeting to act on an amendment of the Articles of Incorporation, domestication, conversion, a plan of merger or share exchange, a proposed sale of assets (other than in the regular course of business), or the dissolution of the Corporation shall be given not less than twenty-five (25) nor more than sixty (60) days before the date fixed for such meeting. Notice shall be given personally to each Shareholder or left at his or her residence or usual place of business or mailed postage prepaid and addressed to the Shareholder at his or her address as it appears upon the records of the Corporation. In case of the death, absence, incapacity or refusal of the Secretary, such notice may be given by a person designated either by the Secretary or by the person or persons calling the meeting or by the Board of Directors. A Shareholder may waive such notice in writing, whether before or after the time stated therein.
Attendance of a person at a meeting of Shareholders shall constitute a waiver of notice of such meeting, except when the Shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Shareholders need be specified in any written waiver of notice. Except as required by statute, notice of any adjourned meeting of the Shareholders shall not be required if the new date, time or place is announced at the meeting before adjournment.

SECTION 5.    Record Date. The Board of Directors may fix in advance a record date for the determination of the Shareholders entitled to notice of or to vote at any meeting of Shareholders, or for the purpose of any other lawful action. Such record date shall not be more than seventy (70) days before the date of such meeting or other action to which such record date relates. If no record date is fixed, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held, and the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
SECTION 6.    Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at any annual or special meeting of Shareholders. Nominations of persons for election as directors may be made only by or at the direction of the Board of Directors, by any Shareholder of record on the date of the giving of the notice provided for in this Section 6 and on the record date for the determination of Shareholders entitled to notice of and to vote for the election of directors at such meeting, or by any Eligible Shareholder (defined in Article I, Section 8 of these By-Laws) in compliance with the procedures set forth in Article I, Section 8 of these By-Laws. Such nominations, other than those made by or at the direction of the Board of Directors or by an Eligible Shareholder in compliance with the procedures set forth in Article I, Section 8 of these By-Laws, shall be made pursuant to timely notice in writing to the Secretary. To be timely, such notice (including the completed and signed questionnaire required by this Section 6) must be delivered to the Secretary, by registered or certified United States mail, at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to, and not later than the close of business on the ninetieth (90th) day prior to, the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the Shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.
To be in proper written form, such Shareholder’s notice shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, number and series of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially and of record by each such person or any affiliate of such person, (iv) a description of any Derivative Instrument (as defined in this Section 6) that has been entered into by or on behalf of each such person or any affiliate of such person as of the date on which, or within the twenty-four (24) months preceding the date on which, the notice provided for in this Section 6 is delivered to the Secretary, including the date of the transaction and the contractual counterparty for such Derivative Instruments, the class, series and actual or notional number, principal amount or dollar amount of all securities of the Corporation underlying or subject to such Derivative Instruments and other material economic terms of the Derivative Instruments, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision thereto, as well as the information set forth in a questionnaire with respect to the background and qualifications of each such person, completed and signed by each such person (which questionnaire shall be provided by the Secretary within ten (10) days after receiving a written request therefor); and (b) as to the Shareholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is made and any affiliate of such Shareholder or beneficial owner (such affiliates, together with any such beneficial owners, a “Shareholder Associated Person”), (i) the name and record address of such Shareholder, including as they appear on the Corporation’s books, and any Shareholder Associated Person, (ii) (A) the class, number and series of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially and of record by such Shareholder and any Shareholder Associated Person as of the date of the notice, (B) a description of any option, warrant, convertible security, borrowed or loaned shares, stock appreciation right, or similar right with an exercise option or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with value derived, in whole or in part, from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether such Shareholder or any Shareholder Associated Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”), that has been entered into by or on behalf of such Shareholder or any Shareholder Associated Person as of the date on which, or within the twenty-four (24) months preceding the date on which, the notice provided for in this Section 6 is delivered to the Secretary, including the date of the transaction and the contractual counterparty for such Derivative Instruments, the class, series and actual or notional number, principal amount or dollar amount of all securities of the Corporation underlying or subject to such Derivative

Instruments and other material economic terms of the Derivative Instruments, (C) any rights to dividends on the shares of the Corporation beneficially owned by such Shareholder or any Shareholder Associated Person that are separated or are separable from the underlying shares of the Corporation, (D) a description of any short interest in any security of the Corporation held by such Shareholder or any Shareholder Associated Person (for purposes of this Section 6, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Shareholder or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership and (F) any performance-related fees (other than an asset-based fee) that such Shareholder or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, (iii) a description of all material relationships and direct and indirect compensation and other material monetary agreements, arrangements, or understandings (whether written or oral) during the past three (3) years, between or among such Shareholder or any Shareholder Associated Person, on the one hand, and each person whom such Shareholder proposes to nominate for election or re-election as a director, or their respective affiliates (if any), on the other hand, (iv) a representation that such Shareholder is a holder of record of stock of the Corporation at the time the notice provided for in this Section 6 is delivered to the Secretary, is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such nomination, (v) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act (“Schedule 13D”) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such Shareholder or any Shareholder Associated Person, (vi) a certification that such Shareholder and any Shareholder Associated Person have complied with all applicable federal, state, and other legal requirements in connection with its acquisition of shares or Derivative Instruments of the Corporation and such person’s activities as a Shareholder of the Corporation, and (vii) any other information relating to such Shareholder or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act, including a representation whether such Shareholder or any Shareholder Associated Person intend(s) to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, including by soliciting the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors.
In addition, within the time period specified in this Section 6 for delivering timely notice, each person whom the Shareholder proposes to nominate for election or re-election as a director must deliver to the Secretary a written representation and agreement that such person (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, (3) consents to being named in the Corporation’s proxy statement as a nominee and to serving as a director of the Corporation for the entire term if elected and (4) will comply with all of the Corporation’s publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other publicly disclosed Corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement. The Corporation also may require each such person whom the Shareholder proposes to nominate for election or re-election as a director to furnish any other information (i) that may reasonably be requested by the Corporation to determine whether such person would be independent under the Applicable Independence Standards (as defined in Section 8(i) of Article I below), or (ii) that could be material to a reasonable Shareholder’s understanding of independence, or lack thereof, of such person.
A Shareholder giving notice of any nomination at any annual or special meeting pursuant to this Section 6 shall further update and supplement such notice if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 6, including the questionnaire referenced herein, shall be true and correct as of the record date for determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary, by registered or certified United States mail, at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment or postponement thereof). The number of nominees a Shareholder may propose to nominate for election or re-election at an annual or special meeting of Shareholders on its own behalf (or in the case of a Shareholder giving the notice on behalf of a beneficial owner, the number of nominees a Shareholder may nominate for election or re-election at an annual or special meeting of Shareholders on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual or special meeting. A Shareholder may not designate any substitute or alternate nominee(s) unless the Shareholder provides timely notice of such substitute or alternate nominee(s) in accordance with and within the time periods required under this Section 6 (and such notice contains all of the information, representations, questionnaires and certifications with respect to such substitute or alternate nominee(s) that are required by this Section 6 with respect to nominees for director).
Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the chairman of the meeting shall have the power, if the facts warrant, to determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded, notwithstanding that proxies or votes in respect of such nominee may have been received by the Corporation. Notwithstanding anything in these By-Laws to the contrary, unless otherwise required by law, if any Shareholder or Shareholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person (it being understood that such notice or filing shall be in addition to, and not in lieu of, the notices required under these By-Laws) and (ii) subsequently notifies the Corporation that it no longer intends to comply with Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act, fails to comply with the requirements of Rule 14a-9 under the Exchange Act, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Shareholder or Shareholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any Shareholder or Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such person, such Shareholder or Shareholder Associated Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.
SECTION 7.    Advance Notice of Business at Annual Meetings. At any annual meeting of the Shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be brought properly before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chief Executive Officer or the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) properly brought before the meeting by a Shareholder of record on the date of the giving of the notice provided for in this Section 7 and on the record date for the determination of Shareholders entitled to notice of and to vote at such annual meeting. In addition to any other applicable requirements, for business to be brought properly before an annual meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a Shareholder’s notice must be delivered to the Secretary, by registered or certified United States mail, at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to, and not later than the close of business on the ninetieth (90th) day prior to, the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the Shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described above.
A Shareholder’s notice shall set forth (A) as to each matter the Shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) any material interest in such business of the Shareholder and any Shareholder Associated Person, and (iii) the full text of the proposal or business (including, without limitation, the full text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), (B) the information required to be disclosed in clause (b)(i) and (b)(ii) set forth in the second paragraph of Article I, Section 6, (C) a representation that the Shareholder is a holder of record of capital stock of the Corporation as of the date of submission of the Shareholder’s notice and intends to appear in person or by proxy at the meeting to propose such business and (D) any other information relating to such Shareholder, any Shareholder Associated Person or such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act.
A Shareholder giving notice of any proposed business at any annual meeting pursuant to this Section 7 shall further update and supplement such notice if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 7 shall be true and correct as of the record date for determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders and as of the date that is ten (10) days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary, by registered or certified United States mail, at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) days prior to the meeting or any adjournment or postponement thereof). Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 7, provided, however, that nothing in this Section 7 shall be deemed to preclude discussion by any Shareholder of any business properly brought before the annual meeting in accordance with said procedure.
Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the chairman of an annual meeting shall have the power, if the facts warrant, to determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure, and if the chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted, notwithstanding that proxies or votes in respect of such business may have been received by the Corporation.

Nothing contained in this Section 7 shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
SECTION 8.    Proxy Access.
(a)    Notwithstanding anything in these By-laws to the contrary, the Corporation shall include in its proxy statement for an annual meeting of Shareholders the name, together with the Required Information (as defined below), of any person nominated for election (a “Shareholder Nominee”) to the Board of Directors by a Shareholder that satisfies, or by a group of no more than twenty (20) Shareholders that satisfy, the requirements of this Section 8 (an “Eligible Shareholder”), and that expressly elects at the time of providing the notice required by this Section 8 (the “Nomination Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 8.
(b)    To be timely, a Shareholder’s Nomination Notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred fiftieth (150th) day prior to, and not later than the close of business on the one hundred twentieth (120th) day prior to, the first anniversary of the date of the proxy statement (as defined in subsection (n) of this Section 8) for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the Shareholder to be timely, such notice must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting, as originally convened, or the tenth (10th) day following the day on which public announcement (as defined in subsection (n) of this Section 8) of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above.
(c)    For purposes of this Section 8, the “Required Information” that the Corporation will include in its proxy statement is (1) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act, and (2) if the Eligible Shareholder so elects, a Statement (as defined in Section 8(h)). To be timely, the Statement must be delivered to the Secretary, by registered or certified United States mail, at the principal executive offices of the Corporation within the time period specified in this Section 8 for providing the Nomination Notice.
(d)    The number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 8 but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees), together with any nominees who were previously elected to the Board of Directors as Shareholder Nominees at any of the preceding two annual meetings and who are re-nominated for election at such annual meeting by the Board of Directors, appearing in the Corporation’s proxy materials with respect to an annual meeting of Shareholders shall not exceed the greater of (1) two (2) or (2) 20% of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 8, or if such amount is not a whole number, the closest whole number below 20%. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 8 exceeds this maximum number, each Eligible Shareholder will select one Shareholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the capital stock of the Corporation each Eligible Shareholder disclosed as owned in its respective Nomination Notice submitted to the Corporation and confirmed by the Corporation. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
(e)    For purposes of this Section 8, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of capital stock of the Corporation as to which the Shareholder possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (A) sold by such Shareholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such Shareholder or any of its affiliates for any purposes or purchased by such Shareholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such Shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such Shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such Shareholder or affiliate. A Shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the Shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (y) the person has loaned such shares, provided that the person has the power to recall such loaned shares on no more than three (3) business days’ notice; or (z) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the capital stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its Shareholders.
(f)    An Eligible Shareholder must have owned (as defined above) continuously for at least three (3) years that number of shares of capital stock as shall constitute 3% or more of the outstanding capital stock of the Corporation (the “Required Shares”) as of both (1) a date within seven (7) days prior to the date of the Nomination Notice and (2) the record date for determining Shareholders entitled to vote at the annual meeting, and must continuously own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of satisfying the foregoing ownership requirement under this Section 8, (A) the shares of the capital stock of the Corporation owned by one or more Shareholders, or by the person or persons who own shares of the capital stock of the Corporation and on whose behalf any Shareholder is acting, may be aggregated, provided that the number of Shareholders and other persons whose ownership of shares of capital stock of the Corporation is aggregated for such purpose shall not exceed twenty (20), and (B) a group of funds under common management and investment control shall be treated as one Shareholder or person for this purpose. No person may be a member of more than one group of persons constituting an Eligible Shareholder under this Section 8. For the avoidance of doubt, if a group of Shareholders aggregates ownership of shares in order to meet the requirements under this Section 8, all shares held by each Shareholder constituting their contribution to the foregoing 3% threshold must be held by that Shareholder continuously for at least three (3) years, and evidence of such continuous ownership shall be provided as specified in this Section 8(f).
(g)    Within the time period specified in this Section 8 for providing the Nomination Notice, an Eligible Shareholder must provide the following information in writing to the Secretary:
(1)    one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three (3) year holding period) verifying that, as of a date within seven (7) days prior to the date of the Nomination Notice, the Eligible Shareholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five (5) business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date;
(2)    the written consent of each Shareholder Nominee to being named as a nominee in any proxy statement and associated proxy card for the Corporation’s next meeting of Shareholders for the election of directors and to serving as a director if elected;
(3)    a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission (“SEC”) as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;
(4)    a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three (3) years, and any other material relationships, between or among the Eligible Shareholder and its affiliates and associates, or others acting in concert therewith, on the one hand, and each Shareholder Nominee, and each Shareholder Nominee’s respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Eligible Shareholder making the nomination or on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of Item 404 and the nominee were a director or executive officer of such registrant;
(5)    a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Shareholder’s notice by, or on behalf of, the Eligible Shareholder, the effect or intent of which is to mitigate loss, manage risk or benefit from share price change for, or maintain, increase or decrease the voting power of, such Eligible Shareholder with respect to shares of the Corporation, and a representation that the Eligible Shareholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;
(6)    a representation whether the Eligible Shareholder will engage in a solicitation with respect to the nomination and, if so, the percentage of shares of the Corporation’s capital stock entitled to vote on such matter that are believed or intended to be held by the Shareholders to be solicited, the approximate number of Shareholders to be solicited if less than all, and the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act, regardless of whether such solicitation is subject to such provision) in such solicitation;
(7)    a representation that the Eligible Shareholder (including each member of any group of Shareholders that together is an Eligible Shareholder under Section 8) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) intends to appear in person or by proxy at the annual meeting to present the nomination, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 8, (D) has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the Board of Directors, (E) will not distribute to any Shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation and (F) in the case of a nomination by a group of Shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including any withdrawal of the nomination; and
(8)    an undertaking that the Eligible Shareholder agrees to (A) own the Required Shares through the date of the annual meeting, (B) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (C) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Shareholder in connection with its efforts to elect the Shareholder Nominee pursuant to this Section 8, (D) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting and (E) provide to the Corporation prior to the annual meeting such additional information as necessary with respect thereto.
(h)    The Eligible Shareholder may provide to the Secretary, at the time the information required by this Section 8 is provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred (500) words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 8, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes is materially false or misleading, omits to state any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading, or would violate any applicable law or regulation. The Corporation may also, in its sole discretion, include any statement in opposition to the Shareholder Nominee.
(i)    Within the time period specified in this Section 8 for delivering the Nomination Notice, a Shareholder Nominee must deliver to the Secretary a written representation and agreement that the Shareholder Nominee (1) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, and (3) will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement. At the request of the Corporation, the Shareholder Nominee must submit all completed and signed questionnaires required of the Corporation’s directors and officers. The Corporation may request such additional information as necessary to permit the Board of Directors to determine whether each Shareholder Nominee is independent under the listing standards of any stock exchange applicable to the Corporation, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (the “Applicable Independence Standards”). If the Board of Directors determines that a Shareholder Nominee is not independent under the Applicable Independence Standards, the Shareholder Nominee will not be eligible for inclusion in the Corporation’s proxy materials.
(j)    Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of Shareholders but either (1) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (2) does not receive at least 25% of the votes cast “for” the Shareholder Nominee’s election, will be ineligible to be a Shareholder Nominee pursuant to this Section 8 for the next two annual meetings.
(k)    The Corporation shall not be required to include, pursuant to this Section 8, any Shareholder Nominees in its proxy materials for any meeting of Shareholders (1) for which the Secretary receives a notice that a Shareholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for Shareholder nominees for director set forth in Article I, Section 6 of these By-Laws and such Shareholder does not expressly elect at the time of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this Section 8, (2) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (3) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors, (4) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-laws, the Articles of Incorporation, the rules or regulations of any stock exchange applicable to the Corporation, or any applicable law, rule or regulation, (5) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, or whose business relationships would create, in the reasonable discretion of the Board of Directors, a conflict of interest, (6) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (7) who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended, (8) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, or (9) if the Eligible Shareholder or applicable Shareholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Shareholder or Shareholder Nominee or fails to comply with its obligations pursuant to this Section 8.
(l)    Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (1) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations under this Section 8, as determined by the Board of Directors or the person presiding at the annual meeting of Shareholders, or (2) the Eligible Shareholder (or a qualified representative thereof) does not appear at the annual meeting of Shareholders to present any nomination pursuant to this Section 8.
(m)    The Eligible Shareholder (including any person who owns shares of capital stock of the Corporation that constitute part of the Eligible Shareholder’s ownership for purposes of satisfying Section 8(f) hereof) shall file with the SEC any solicitation or other communication with the Corporation’s Shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.
(n)    For purposes of this Section 8, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) under the Exchange Act, as interpreted by the SEC from time to time. For purposes of this Section 8, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly field by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(o)    This Section 8 provides the exclusive method for a Shareholder to require the Corporation to include nominee(s) for election to the Board of Directors in the Corporation’s proxy materials except to the extent required by Rule 14a-19 under the Exchange Act.
SECTION 9.    Voting List. The officer who has charge of the stock ledger of the Corporation shall make or have made, at least 10 days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting, arranged by voting group and within each voting group by class or series of shares and showing the address of each Shareholder and the number of shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before the meeting, at the registered office of the Corporation or at its principal office or at the office of its transfer agent or registrar. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present. The stock ledger shall be prima facie evidence as to who are the Shareholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting of Shareholders.
SECTION 10.    Quorum of Shareholders. At any meeting of the Shareholders, the holders of a majority in interest of all stock issued and outstanding and entitled to vote upon a question to be considered at the meeting, present in person or represented by proxy, shall constitute a quorum for the consideration of such question, but in the absence of a quorum a smaller group may adjourn any meeting from time to time. When a quorum is present at any meeting, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, except where a different vote is required by law, by the Articles of Incorporation or these By-laws
SECTION 11.    Proxies and Voting. Unless otherwise provided in the Articles of Incorporation, each Shareholder shall at every meeting of the Shareholders be entitled to one vote in person or by proxy for each share of the capital stock held of record by such Shareholder, but no proxy shall be voted or acted upon after eleven months from its date, unless said proxy expressly provides for a longer period. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote unless in the transfer by the pledgor on the books of the Corporation the pledgee shall have been expressly empowered to vote thereon, in which case only the pledgee or the pledgee’s proxy may represent said stock and vote thereon. Shares of the capital stock of the Corporation belonging to the Corporation or to another Corporation, a majority of whose shares entitled to vote in the election of directors is owned by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.
SECTION 12.    Conduct of Meeting. Meetings of the Shareholders shall be presided over by one of the following officers in the order specified and if present and acting: the Chairman of the Board, if any, the Vice- Chairman of the Board, if any, the Chief Executive Officer, the President, a Vice-President (and, in the event there be more than one person in any such office, in the order of their seniority), or, if none of the foregoing is in office and present and acting, a chairman designated by the Board of Directors or, in the absence of such designation, a chairman chosen by the Shareholders at the meeting. The Secretary of the Corporation, if present, or an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.
The Board of Directors may adopt such rules, regulations and procedures for the conduct of the meeting of Shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgement of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present, (iii) limitations on attendance at or participation in the meeting to Shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.
ARTICLE II

DIRECTORS
SECTION 1.    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation that are not by law required to be exercised by the Shareholders. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

SECTION 2.    Number; Election; Tenure and Qualification. Subject to any restrictions contained in the Articles of Incorporation, the number of directors that shall constitute the whole Board shall be fixed by resolution of the Board of Directors but in no event shall be less than one. The number of directors may be increased or decreased by action of the Board of Directors. Directors need not be Shareholders of the Corporation.
Except as otherwise provided by these By-Laws, each director shall be elected by the vote of a majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the Shareholders of the Corporation, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Article II, Section 2 of these By-Laws, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. Abstentions and broker non-votes shall not be counted as votes cast either “for” or “against” a director’s election. In order for any incumbent director to become a nominee for further service on the Board of Directors, such person must submit an irrevocable resignation, contingent on (i) that person’s not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board of Directors in accordance with the policies and procedures adopted by the Board of Directors for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Corporate Governance Committee, or such other committee designated by the Board of Directors pursuant to these By-Laws, shall make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether such other action should be taken. The Board of Directors shall act on the resignation, taking into account the committee’s recommendation, within ninety (90) days following certification of the election results. The Board of Directors shall publicly disclose (by filing an appropriate disclosure with the SEC) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision within four (4) business days of reaching such decision. The committee in making its recommendation and the Board of Directors in making its decision each may consider any factors and other information that they consider appropriate and relevant.
If the Board of Directors accepts a director’s resignation pursuant to this Section 2, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to Article II, Section 3 of these By-Laws.

SECTION 3.    Vacancies. Unless and until filled by the Shareholders and except as otherwise determined by the Board of Directors in establishing a series of Preferred Stock as to directors elected by the holders of such series, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board and an unfilled vacancy resulting from the removal of any director, may be filled by vote of a majority of the directors then in office although less than a quorum, or by the sole remaining director. Each director so chosen to fill a vacancy shall serve for a term determined in the manner provided in the Articles of Incorporation. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. If at any time there are no directors in office, then an election of directors may be held in accordance with the Virginia Stock Corporation Act.
SECTION 4.    Resignation. Any director may resign at any time upon written notice to the Corporation.
Such resignation shall take effect at a later time specified therein, or if no time is specified, at the time of its receipt by the Chairman of the Board, if any, the Chief Executive Officer or the Secretary.
SECTION 5.    Removal. Directors may be removed from office only as provided in the Articles of Incorporation. The vacancy or vacancies created by the removal of a director may be filled by the Shareholders at the meeting held for the purpose of removal or, if not so filled, by the directors in the manner provided in Section 3 of this Article II.
SECTION 6.    Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time.
Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.
A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the Commonwealth of Virginia, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Each committee shall keep regular minutes of its meetings and make such reports as the Board of Directors may from time to time request.
SECTION 7.    Meetings of the Board of Directors. Regular meetings of the Board of Directors may be held without call or formal notice at such places either within or without the Commonwealth of Virginia and at such times as the Board may by vote from time to time determine. A regular meeting of the Board of Directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the Shareholders, or any special meeting of the Shareholders at which a Board of Directors is elected.

Special meetings of the Board of Directors may be held at any place either within or without the Commonwealth of Virginia at any time when called by the Chairman of the Board, if any, the Chief Executive Officer, the Secretary or two or more directors. Reasonable notice of the time and place of a special meeting shall be given to each director unless such notice is waived by attendance or by written waiver in the manner provided in these by-laws for waiver of notice by Shareholders. Notice may be given by, or by a person designated by, the Secretary, the person or persons calling the meeting, or the Board of Directors. No notice of any adjourned meeting of the Board of Directors shall be required. In any case it shall be deemed sufficient notice to a director to send notice by mail at least seventy-two hours, or by telegram or fax at least forty-eight hours, before the meeting, addressed to such director at his or her usual or last known business or home address.
Directors or members of any committee may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.
SECTION 8.    Quorum and Voting. A majority of the total number of directors shall constitute a quorum, except that when a vacancy or vacancies exist in the Board, a majority of the directors then in office (but not less than one-third of the total number of the directors) shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting from time to time. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except where a different vote is required by law, by the Articles of Incorporation or by these by-laws.
SECTION 9.    Compensation. The Board of Directors may fix fees for their services and for their membership on committees, and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.
SECTION 10.    Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting and without notice if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or of such committee.
ARTICLE III

OFFICERS
SECTION 1.    Titles. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, who may include without limitation a Chairman of the Board, a Vice-Chairman of the Board and one or more Vice- Presidents, Assistant Treasurers or Assistant Secretaries.

SECTION 2.    Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the Shareholders. Each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote electing such officer, or until his or her earlier death, resignation or removal.
SECTION 3.    Qualification. Unless otherwise provided by resolution of the Board of Directors, no officer, other than the Chairman or Vice-Chairman of the Board, need be a director. No officer need be a Shareholder. Any number of offices may be held by the same person, as the directors shall determine.
SECTION 4.    Removal. Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.
SECTION 5.    Resignation. Any officer may resign by delivering a written resignation to the Corporation at its principal office or to the Chairman of the Board, if any, the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt or at such later time as may be specified therein.
SECTION 6.    Vacancies. The Board of Directors may at any time fill any vacancy occurring in any office for the unexpired portion of the term and may leave unfilled for such period as it may determine any office other than those of Chief Executive Officer, Treasurer and Secretary.
SECTION 7.    Powers And Duties. The officers of the Corporation shall have such powers and perform such duties as are specified herein and as may be conferred upon or assigned to them by the Board of Directors and shall have such additional powers and duties as are incident to their office except to the extent that resolutions of the Board of Directors are inconsistent therewith.
SECTION 8.    Chief Executive Officer, President and Vice-Presidents. Except to the extent that such duties are assigned by the Board of Directors to the Chairman of the Board, or in the absence of the Chairman or in the event of his or her inability or refusal to act, the Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general and active management of the business of the Corporation and general supervision of its officers, agents and employees, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall preside at each meeting of the Shareholders and the Board of Directors unless a Chairman or Vice-Chairman of the Board is elected by the Board and is assigned the duty of presiding at such meeting.
The President shall perform such duties and have such responsibilities as may from time to time be delegated or assigned to him or her by the Board of Directors or the Chief Executive Officer. In the absence of the Chief Executive Officer or in the event of his or her inability or refusal to act, the duties of the Chief Executive Officer shall be performed by the President, and when so acting, the President shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

The Board of Directors may assign to any Vice-President the title of Executive Vice-President, Senior Vice-President or any other title selected by the Board of Directors. Such Vice Presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors, the Chief Executive Officer or the President. In the absence of the President or in the event of his or her inability or refusal to act, the duties of the President shall be performed by the Executive Vice-President, if any, Senior Vice President, if any, or Vice President, if any, in that order (and, in the event there be more than one person in any such office, in the order of their seniority), and when so acting, such officer shall have all the powers of and be subject to all the restrictions upon the President.
SECTION 9.    Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and of the Shareholders and record all the proceedings of such meetings in a book to be kept for that purpose, shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors, shall maintain a stock ledger and prepare lists of Shareholders and their addresses as required and shall have custody of the corporate seal, which the Secretary or any Assistant Secretary shall have authority to affix to any instrument requiring it and attest by any of their signatures. The Board of Directors may give general authority to any other officer to affix and attest the seal of the Corporation.
Any Assistant Secretary may, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary.
SECTION 10.    Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by or pursuant to resolution of the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board, if any, or the Chief Executive Officer, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if any, the Chief Executive Officer and the Board of Directors, at its regular meetings or whenever they may require it, an account of all transactions and of the financial condition of the Corporation.
Any Assistant Treasurer may, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer.
SECTION 11.    Bonded Officers. The Board of Directors may require any officer to give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors upon such terms and conditions as the Board of Directors may specify, including, without limitation, a bond for the faithful performance of the duties of such officer and for the restoration to the Corporation of all property in his or her possession or control belonging to the Corporation.

SECTION 12.    Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or any committee thereof appointed for the purpose.
ARTICLE IV

STOCK
SECTION 1.    Certificates of Stock. Shares of the Corporation shall be evidenced, when fully paid, by certificates containing such information as is required by law and approved by the Board of Directors. Alternatively, the Board of Directors may authorize the issuance of some or all shares without certificates. In such event, within a reasonable time after issuance, the Corporation shall mail to the shareholder a written confirmation of its records with respect to such shares containing the information required by law. When issued, certificates shall be signed by the Chairman or Vice-Chairman of the Board of Directors or by the Chief Executive Officer, the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall certify the number of shares owned by the Shareholder in the Corporation. Any or all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. Each certificate for shares of stock that are subject to any restriction on transfer pursuant to the Articles of Incorporation, the by-laws, applicable securities laws, or any agreement among any number of Shareholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.
SECTION 2.    Transfers of Shares of Stock. The Board of Directors may make rules and regulations concerning the issue, registration and transfer of shares and/or certificates representing the shares of the Corporation. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate, if any, representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. The Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to that stock, regardless of any transfer, pledge or other disposition of that stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these by-laws.
SECTION 3.    Lost Certificates. A new stock certificate may be issued in the place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen, destroyed or mutilated, upon such terms in conformity with law as the Board of Directors shall prescribe. The directors may, in their discretion, require the owner of the lost, stolen, destroyed or mutilated certificate, or the owner’s legal representatives, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate, or the issuance of any such new certificate.
SECTION 4.    Fractional Share Interests. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip in registered or bearer form, which shall entitle the holder to receive a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip, or subject to any other conditions that the Board of Directors may impose.
SECTION 5.    Dividends. Subject to the provisions of the Articles of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient.
ARTICLE V

INDEMNIFICATION
SECTION 1.    Procedure. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification under the Corporation’s Articles of Incorporation (the “Indemnified Party”). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party’s good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.
SECTION 2.    Exclusivity, Etc. The indemnification and advance of expenses provided by the Articles of Incorporation and these by-laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of Shareholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Articles of Incorporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this by-law is in effect. Nothing herein shall prevent the amendment of this by-law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this by-law shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this by-law or any provision hereof is in force.
SECTION 3.    Severability; Definitions. The invalidity or unenforceability of any provision of this Article V shall not affect the validity or enforceability of any other provision hereof. The phrase “this by-law” in this Article V means this Article V in its entirety.
ARTICLE VI

GENERAL PROVISIONS
SECTION 1.    Fiscal Year. Except as otherwise designated from time to time by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of October and end on the last day of September.
SECTION 2.    Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board of Directors. The Secretary shall be the custodian of the seal, and a duplicate seal may be kept and used by each Assistant Secretary and by any other officer the Board of Directors may authorize.
SECTION 3.    Articles of Incorporation. All references in these by-laws to the Articles of Incorporation shall be deemed to refer to the Articles of Incorporation of the Corporation, as in effect from time to time.
SECTION 4.    Execution of Instruments. The Chief Executive Officer, the President, the Treasurer and the Secretary shall have power to execute and deliver on behalf and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, including deeds, contracts, mortgages, bonds, notes, debentures, checks, drafts and other orders for the payment of money. In addition, the Board of Directors, the Chief Executive Officer, the President, the Treasurer and the Secretary may expressly delegate such powers to any other officer or agent of the Corporation.

SECTION 5.    Voting of Securities. The Chief Executive Officer, the President, the Treasurer and the Secretary, and each other person authorized by the Board of Directors, each acting singly, may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at any meeting of Shareholders or owners of other interests of any other Corporation or organization the securities of which may be held by this Corporation. In addition, the Board of Directors, the Chief Executive Officer, the President and the Treasurer may expressly delegate such powers to any other officer or agent of the Corporation.
SECTION 6.    Evidence of Authority. A certificate by the Secretary, an Assistant Secretary or a temporary secretary as to any action taken by the Shareholders, directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of that action.
SECTION 7.    Transactions with Interested Parties. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other Corporation, partnership, association or other organization in which one or more of the directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors that authorizes the contract or transaction or solely because the vote of any such director is counted for such purpose, if:
(1)    The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or such committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(2)    The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Shareholders; or
(3)    the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the Shareholders.
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.
SECTION 8.    Books and Records. The books and records of the Corporation shall be kept at such places within or without the Commonwealth of Virginia as the Board of Directors may from time to time determine.

ARTICLE VII

AMENDMENTS
SECTION 1.    By the Board of Directors. These by-laws may be altered, amended or repealed or new by- laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.
SECTION 2.    By the Shareholders. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of votes properly cast at any regular meeting of Shareholders, or at any special meeting of Shareholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.
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